Exhibit 99.1

CalAmp Reports Third Quarter Fiscal Year 2023 Financial Results

Total consolidated revenue increases 8% sequentially to $78.9 million

Software and Subscription Services revenue increases 11% sequentially to $49.3 million

IRVINE, CA, December 20, 2022 – CalAmp (Nasdaq: CAMP), a connected intelligence company that helps organizations monitor, track and protect their vital assets, today reported financial results for its third quarter of fiscal year 2023 ended November 30, 2022.

“Revenue in the quarter exceeded the high-end of our expectations as increased supply allowed us to ship aged backlog to strategic customers,” said Jeff Gardner, CalAmp’s President and CEO. “This increased supply included devices incorporating  components we secured in the spot market for customers affected by the imminent decommissioning of Verizon’s 3G network. We had an unusually high volume of spot component purchases, made at higher than usual costs, which had a transitory negative effect on gross margin in the quarter. We anticipate a meaningful improvement in gross margin in the fourth quarter and return to normalized levels early in the next fiscal year. As of quarter end, we’ve cumulatively converted approximately 75% of eligible customers to recurring subscription contracts, and we anticipate completing substantially all conversions by fiscal year end.”

Third Quarter Fiscal Year 2023 Financial Overview

•	Total revenue increased 8% to $78.9 million from $72.8 million in the prior quarter.
•	Software and Subscription Services (S&SS) revenue was a record $49.3 million, or 62% of total revenue, compared to $44.5 million in the prior quarter.
•	Remaining performance obligations (RPO) increased 20% to $252 million from $210 million in the prior quarter.
•	Telematics Products revenue increased 5% to $29.6 million as device shipments improved, compared to $28.3 million in the prior quarter.
•	Gross margin declined to 33.7% compared to 39.8% last quarter as more expensive components were secured in the spot market to support critical backlog shipments to customers.
•	GAAP net loss from continuing operations was $4.7 million, or a loss of $0.13 per share, compared to $7.5 million, or a loss of $0.21 per share, in the prior quarter.
•	Adjusted EBITDA of $4.7 million, or 6% of revenue, was consistent with adjusted EBITDA of $4.8 million, or 7% of revenue, in the prior quarter.
•	S&SS subscribers totaled 1.5 million at quarter end, a 12% increase from 1.3 million at the end of the prior quarter.
•	Ended the quarter with $45 million in cash and cash equivalents, compared to $48 million in the prior quarter.

Business and Recent Highlights

•	Converted major customers, Michelin and Navman, to recurring S&SS contracts.
•	Renewed multi-year, multi-million-dollar recurring subscription contract with the Company’s large package delivery customer.
•	Signed new S&SS contract with Ford North America.
•	Deployed a new GPS-based vehicle tracking solution developed in collaboration with BMW for the European market.
•	Appointed new SVP and CFO, Jikun Kim, who will start on January 9, 2023.

CalAmp Reports Third Quarter 2023 Financial Results

Summary Financial Information From Continuing Operations:

(In thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
Description	2022	2021	2022	2021
Revenues:
Software & Subscription Services (S&SS)	$49,264	$36,602	$133,332	$113,079
Telematics Products	29,625	32,175	83,111	114,383
	$78,889	$68,777	$216,443	$227,462

Gross margin	34%	41%	38%	41%

Net loss	$(4,733)	$(10,542)	$(24,400)	$(21,967)
Net loss per diluted share	$(0.13)	$(0.30)	$(0.68)	$(0.62)
Non-GAAP measures:
Adjusted basis net income (loss)	$(117)	$(2,671)	$(4,274)	$3,178
Adjusted basis net income (loss) per diluted share	$(0.00)	$(0.08)	$(0.12)	$0.09
Adjusted EBITDA	$4,698	$2,991	$11,320	$19,677
Adjusted EBITDA margin	6%	4%	5%	9%

	November 30,	February 28,
Description	2022	2022
Cash and cash equivalents	$44,906	$79,221
Working capital	74,066	90,928
Deferred revenue	35,648	39,670
Total debt (carrying value)	228,384	192,288

	November 30,
S&SS Supplemental Information:	2022	2021
Remaining performance obligations	$252,210	$146,410
Subscribers	1,460	1,014

CalAmp Reports Third Quarter 2023 Financial Results

Fourth Quarter Fiscal Year 2023 Business Outlook

The Company is maintaining its policy of not providing detailed quarterly guidance due to visibility into product shipments remaining difficult to accurately assess. However, given the significant volume of shipments in the third quarter, the Company expects revenue to be relatively flat sequentially in its fourth quarter.

Conference Call and Webcast

CalAmp is hosting a conference call for analysts and investors to discuss its third quarter fiscal year 2023 results at 2:00 p.m. Pacific Time today. Participants can listen in via webcast by visiting the Investor Relations section of our website at www.calamp.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 90 days after the call. The conference call can also be accessed by dialing 844-200-6205 (+1-929-526-1599 for international callers) and using the Conference ID #073043.  Following the call, an audio replay will also be available by calling 866-813-9403 or +44-204-525-0658 and entering the Conference ID #198099. The audio replay will be available through December 27, 2022.

About CalAmp

CalAmp (Nasdaq: CAMP) provides flexible solutions to help organizations worldwide monitor, track and protect their vital assets. Our unique combination of software, devices, and platform enables over 14,000 commercial and government organizations worldwide to increase efficiency, safety and transparency while accommodating the unique ways they do business. With over 10 million active edge devices and 275+ issued or pending patents, CalAmp is the telematics leader organizations turn to for innovation and dependability. For more information, visit calamp.com, or LinkedIn,  Twitter, YouTube or CalAmp Blog.

Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning CalAmp. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations, services and products, (ii)  our competitive position and opportunities, and (iii) other statements identified by words such as such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “predict”, “project”, “aim”, “goal”, and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, current market trends and market conditions, and involve risks and uncertainties, many of which are outside of our control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect future results include any risks associated with global economic conditions and concerns; the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the recent coronavirus (COVID-19) pandemic; global component shortages due to supply chain constraints caused by the COVID-19 pandemic; disruptions in sales, operations, relationships with customers, suppliers, employees; our ability to successfully and timely accomplish our transformation to a SaaS solutions provider; our transition out of the automotive vehicle financing business; competitive pressures; pricing declines; demand for our telematics products; rates of growth in our target markets; prolonged disruptions of our contract manufacturers’ facilities or other significant operations; force majeure or force-majeure-like events at our contract manufacturers’ facilities including component shortages; the ongoing diversification of our global supply chain; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to improve gross margin; cost-containment measures; legislative, trade, tariff, and regulatory actions; integration, unexpected charges or expenses in connection with acquisitions; the impact of legal proceedings and compliance risks; the impact on our business and reputation from information technology system failures, network disruptions, cyber-attacks, or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature. More information on these risks and other potential factors that could affect our financial results is included in our filings with the U.S. Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q and

CalAmp Reports Third Quarter 2023 Financial Results

subsequent filings, which you may obtain for free at the SEC’s website at http://www.sec.gov. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, which speak as of their respective dates except as required by law.

Non-GAAP Financial Measures

“GAAP” refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. These non-GAAP financial measures are provided in addition to, and not as a substitute for measures of financial performance prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted basis net income (loss), Adjusted basis net income (loss) per diluted share, Adjusted EBITDA (earnings before investment income, interest expense, taxes, depreciation, amortization, stock-based compensation, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation and legal expenses, impairment losses and certain other adjustments as detailed in the accompanying non-GAAP reconciliation), and Adjusted EBITDA margin. Adjusted basis net income (loss) excludes the impact of intangible asset amortization expense, stock-based compensation, non-cash interest expense, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation and legal expenses, income tax provision adjustments, impairment losses and certain other adjustments as shown in the non-GAAP reconciliation provided in the table at the end of this announcement.  We use these non-GAAP financial measures to provide investors with additional information about our financial performance and future prospects of our core business activities. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating our core operating performance, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to our operations, and benchmarking performance externally against our competitors. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors to help them evaluate our results of ongoing operations and enable additional period-to-period comparisons. The presentation of these and other similar items in our non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.

CalAmp, LoJack, TRACKER, Here Comes The Bus, Bus Guardian, iOn Vision, CrashBoxx and associated logos are among the trademarks of CalAmp and/or its affiliates in the United States, certain other countries and/or the EU. Spireon acquired the LoJack® U.S. Stolen Vehicle Recovery (SVR) business from CalAmp and holds an exclusive license to the LoJack mark in the United States and Canada. Any other trademarks or trade names mentioned are the property of their respective owners.

AT CALAMP:	AT SHELTON GROUP:
Xiaolian (Cindy) Zhang	Leanne K. Sievers
Interim CFO	(949) 224.3874
ir@calamp.com	sheltonir@sheltongroup.com

CalAmp Reports Third Quarter 2023 Financial Results

CALAMP CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	2022	2021	2022	2021

Revenues	$78,889	$68,777	$216,443	$227,462
Cost of revenues	52,275	40,757	135,170	133,625
Gross profit	26,614	28,020	81,273	93,837
Operating expenses:
Research and development	5,479	7,179	19,236	21,848
Selling and marketing	12,486	13,239	36,698	37,748
General and administrative	11,172	12,775	39,864	38,995
Intangible asset amortization	1,323	1,386	3,995	4,033
	30,460	34,579	99,793	102,624
Operating loss	(3,846)	(6,559)	(18,520)	(8,787)
Non-operating income (expense):
Investment income	818	150	646	1,218
Interest expense	(1,648)	(3,830)	(4,645)	(11,483)
Other income (expense), net	211	(98)	(1,238)	(2,084)
	(619)	(3,778)	(5,237)	(12,349)
Loss from continuing operations before income taxes	(4,465)	(10,337)	(23,757)	(21,136)
Income tax provision from continuing operations	(268)	(205)	(643)	(831)
Net loss from continuing operations	(4,733)	(10,542)	(24,400)	(21,967)
Net (loss) income from discontinued operations, net of tax	-	(895)	-	3,157
Net loss	$(4,733)	$(11,437)	$(24,400)	$(18,810)
Loss per share - continuing operations:
Basic	$(0.13)	$(0.30)	$(0.68)	$(0.62)
Diluted	$(0.13)	$(0.30)	$(0.68)	$(0.62)
(Loss) earnings per share - discontinued operations:
Basic	$-	$(0.03)	$-	$0.09
Diluted	$-	$(0.03)	$-	$0.09
Shares used in computing (loss) earnings per share:
Basic	36,357	35,475	36,027	35,156
Diluted	36,357	35,475	36,027	35,156

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CalAmp Reports Third Quarter 2023 Financial Results

CALAMP CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	November 30,	February 28,
	2022	2022
Assets

Current assets:
Cash and cash equivalents	$44,906	$79,221
Accounts receivable, net	87,731	61,544
Inventories	22,599	18,269
Prepaid expenses and other current assets	27,284	22,348
Total current assets	182,520	181,382

Property and equipment, net	35,003	37,674
Operating lease right-of-use assets	12,974	12,327
Deferred income tax assets	3,752	4,165
Goodwill	93,850	94,436
Other intangible assets, net	27,735	31,965
Other assets	33,072	29,632
Total assets	$388,906	$391,581

Liabilities and Stockholders' Equity

Current liabilities:
Current portion of long-term debt	$1,228	$2,585
Accounts payable	52,669	31,815
Accrued payroll and employee benefits	10,597	10,929
Deferred revenue	23,610	26,174
Other current liabilities	20,350	18,951
Total current liabilities	108,454	90,454

Long-term debt, net of current portion	227,156	189,703
Operating lease liabilities	13,414	13,382
Other non-current liabilities	21,188	22,640
Total liabilities	370,212	316,179
Stockholders' equity:
Common stock	370	361
Additional paid-in capital	182,387	242,386
Accumulated deficit	(160,726)	(165,965)
Accumulated other comprehensive loss	(3,337)	(1,380)
Total stockholders' equity	18,694	75,402
Total liabilities and stockholders' equity	$388,906	$391,581

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CalAmp Reports Third Quarter 2023 Financial Results

CALAMP CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Nine Months Ended
	November 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(24,400)	$(18,810)
Less: Net income from discontinued operations, net of tax	-	3,157
Net loss from continuing operations	(24,400)	(21,967)

Depreciation expense	12,108	13,053
Intangible asset amortization	3,995	4,033
Stock-based compensation	8,186	8,561
Amortization of debt issuance costs and discount	877	7,811
Noncash operating lease cost	2,591	2,680
Revenue assigned to factors	(2,143)	(3,665)
Deferred tax assets, net	132	389
Other	122	209
Changes in operating assets and liabilities of continuing operations	(23,309)	(7,396)
Net cash (used in) provided by operating activities - continuing operations	(21,841)	3,708
Net cash used in operating activities - discontinued operations	-	(395)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(21,841)	3,313

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(9,294)	(10,342)
Net cash used in investing activities - continuing operations	(9,294)	(10,342)
Net cash provided by investing activities - discontinued operations	-	5,721
NET CASH USED IN INVESTING ACTIVITIES	(9,294)	(4,621)

CASH FLOWS FROM FINANCING ACTIVITIES:
Taxes paid related to net share settlement of vested equity awards	(1,675)	(4,128)
Proceeds from exercise of stock options and contributions to employee stock purchase plan	502	900
NET CASH USED IN FINANCING ACTIVITIES	(1,173)	(3,228)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(2,007)	1,026
Net change in cash and cash equivalents	(34,315)	(3,510)
Cash and cash equivalents at beginning of period	79,221	94,624
Cash and cash equivalents at end of period	$44,906	$91,114

CalAmp Reports Third Quarter 2023 Financial Results

CALAMP CORP.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission.  We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors.  The presentation of non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted basis net income (loss), Adjusted basis net income (loss) per diluted share, Adjusted EBITDA (earnings before investment income, interest expense, taxes, depreciation, amortization, stock-based compensation and other adjustments as identified below), and Adjusted EBITDA margin. We use these non-GAAP financial measures to provide investors with an overall understanding of the financial performance and future prospects of our core business activities. Specifically, we believe that the use of these non-GAAP measures facilitates the comparison of results of core business operations between current and past periods.

The reconciliation of GAAP basis net loss to Adjusted basis (non-GAAP) net income (loss) is as follows (in thousands except per share amounts):

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	2022	2021	2022	2021

GAAP basis net loss	$(4,733)	$(11,437)	$(24,400)	$(18,810)

Net income from discontinued operations, net of tax	-	895	-	(3,157)
Intangible asset amortization	1,323	1,386	3,995	4,033
Stock-based compensation	2,030	3,152	8,186	8,561
Non-cash interest expense	283	2,620	877	7,811
GAAP basis income tax provision	268	205	643	831
Litigation and non-recurring legal expenses	86	213	4,634	1,332
Costs incurred in transition of LoJack North America business to acquiror (b)	232	69	1,217	1,784
Other	554	421	1,074	1,383
Adjusted basis income (loss) before income taxes	43	(2,476)	(3,774)	3,768
Income tax provision (non-GAAP basis) (a)	(160)	(195)	(500)	(590)
Adjusted basis net income (loss)	$(117)	$(2,671)	$(4,274)	$3,178

Adjusted basis net income (loss) per diluted share	$(0.00)	$(0.08)	$(0.12)	$0.09

Weighted average common shares outstanding on a diluted basis	36,357	35,475	36,027	36,054

CalAmp Reports Third Quarter 2023 Financial Results

The reconciliation of GAAP-basis net loss to Adjusted EBITDA and the calculation of Adjusted EBITDA margin are as follows (dollars in thousands):

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	2022	2021	2022	2021

GAAP basis net loss	$(4,733)	$(11,437)	$(24,400)	$(18,810)

Net income from discontinued operations, net of tax	-	895	-	(3,157)
Investment (income) loss	(818)	(150)	(646)	(1,218)
Interest expense	1,648	3,830	4,645	11,483
Income tax provision	268	205	643	831
Depreciation and amortization	5,216	5,967	16,103	17,086
Stock-based compensation	2,030	3,152	8,186	8,561
Litigation and non-recurring legal expenses	86	213	4,634	1,332
Costs incurred in transition of LoJack North America business to acquiror (b)	232	69	1,217	1,784
Other	769	247	938	1,785
Adjusted EBITDA	$4,698	$2,991	$11,320	$19,677

Revenues	$78,889	$68,777	$216,443	$227,462

Adjusted EBITDA margin	6%	4%	5%	9%

(a)	The non-GAAP income tax provision represents cash taxes paid or payable for the period after giving effect to the utilization of net operating losses and tax credit carryforwards.
(b)	Costs incurred in transition of business to acquiror are attributable to the wind-down and transfer of the LoJack North America business to Spireon.